UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 24, 2025
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 West Dillon Rd Louisville, Colorado (Address of Principal Executive Office)	80027 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2025, Biodesix, Inc. (the “Company”) received written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq rules, the Company has been provided an initial period of 180 calendar days, or until September 22, 2025 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, the Staff will provide the Company written confirmation of compliance with the Minimum Bid Price Requirement and close the matter.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and notifies the Staff in writing of its intention to cure the deficiency during the additional compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or otherwise maintain compliance with any of the other Nasdaq listing requirements.

The Company intends to monitor the closing bid price of its common stock and will consider various options available to it if its common stock does not trade at a level to regain compliance with the Minimum Bid Price Requirement. These options include effecting a reverse stock split designed to increase the bid price of the Company’s common stock in an amount sufficient to regain compliance with the Minimum Bid Price Requirement. There can be no assurances that a reverse stock split will be consummated or that it will achieve its intended effects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2025	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer